Exhibit 99.1

TARGETED MEDICAL PHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Targeted Medical Pharma Inc.

We have audited the accompanying consolidated balance sheets of Targeted Medical Pharma Inc. as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2010. Targeted Medical Pharma Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 15 to the consolidated financial statements, the Company restated its previously issued consolidated financial statements to correct its error in the application of an accounting principal concerning revenue recognition. Due to substantial uncertainties as to the amount of and timing and collectability of revenues derived from our Physician Managed Model (PMM) and Hybrid Model, which can take in excess of four years to collect, it was determined that these revenues did not meet the criteria for recognition in accordance with ASC 605, Revenue Recognition. These revenues are required to be recorded when collectability is reasonably assured, which in the case of these business models, is when the payment is received and any applicable rapid pay discount offered in the product purchase agreement is applied to the original gross invoice. The Company has also restated the tax effect of this change in revenue for the year ended 2010.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

April 14, 2011, except for Note 14 and 15,

as to which the date is June 29, 2012.

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TARGETED MEDICAL PHARMA, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and December 31, 2009

	Restated	Restated
	December 31,	December 31,
	2010	2009

ASSETS

Current Assets:
Cash and Cash Equivalents	$795,914	$321,216
Investments	244,416	541,280
Inventory	365,350	352,886
Accounts Receivable - Net of Allowance for Doubtful Accounts	455,458	345,015
Loans Receivable - Employees	29,738	123,437
Prepaid Expenses - Short Term (1)	280,989	309,563
Deferred Tax Asset - Short Term	30,773	-
Total Current Assets	2,202,638	1,993,397
Long Term Accounts Receivable	-	-
Property and Equipment - Net of Accumulated Depreciation	535,488	515,341
Intangible Assets - Net of Accumulated Amortization	2,201,690	1,843,339
Prepaid Expenses - Long Term	202,073	86,314
Deferred Tax Asset - Long Term	783,720	196,984
Other Assets	26,000	26,000
Total Assets	$5,951,609	$4,661,375

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Accounts Payable and Accrued Expenses	$1,558,863	$410,116
Notes Payable-Related Parties net of $566,439 discount on warrants issued	300,000	-
Other Amounts due to Related Parties	-	-
Taxes Payable	-	76,199
Deferred Tax Liability - Current	69,648	-
Total Current Liabilities	1,928,511	486,315
Deferred Income Taxes	731,828	516,371
Total Liabilities	2,660,339	1,002,686

Shareholders' Equity:
Preferred stock, $0.001 par value; 20,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares
authorized, 12,379,821 and 12,383,111 shares issued and
outstanding at December 31, 2010 and December 31, 2009, respectively	1,238	1,238
Additional Paid-In Capital	3,208,385	3,074,880
Retained Earnings	78,438	584,551
Accumulated Other Comprehensive Income (Loss)	3,209	(1,980)
Total Shareholders' Equity	3,291,270	3,658,689
Total Liabilities and Shareholders' Equity	$5,951,609	$4,661,375

1)	Prepaid Expenses includes prepaid income taxes of $167,301 and $0 for the years ended December 31, 2010 and 2009 respectively

The accompanying notes are an integral part of these financial statements.

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TARGETED MEDICAL PHARMA, INC.

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2010 and 2009

	Year ended
	December 31,
	Restated	Restated
	2010	2009
Revenues:
Product Sales	6,544,311	6,647,608
Service Revenue	1,078,166	705,074
Total Revenue	7,622,477	7,352,682

Cost of Product Sold	1,228,722	1,257,727
Cost of Services Sold	1,343,770	208,541
Total Cost of Sales	2,572,492	1,466,268

Total Gross Profit	5,049,985	5,886,414

Operating Expenses:
Research and Development	320,106	21,599
Selling, General and Administrative	6,305,805	4,952,644
Total Operating Expenses	6,625,911	4,974,243

Net Income (Loss) before Other Income	(1,575,926)	912,171

Other Income and Expense:
Interest Income (Expense)	-	-
Grant Income	733,439	-
Investment Income (Loss)	3,970	7,180
Total Other Income and (Expense)	737,409	7,180

Net Income (Loss) before Taxes	(838,517)	919,351
Income Taxes	-	40,505
Deferred Income Tax Expense (Benefit)	(332,404)	314,961
Net Income (Loss) before Comprehensive Income	(506,113)	563,885
Unrealized Gain or (Loss) on Investments	1,530	(1,980)
Reclassification for losses included in Net Income	3,659	-
Comprehensive Income (Loss)	(500,924)	561,905

Basic Income (Loss) Per Share	$(0.04)	$0.05
Diluted Income (Loss) Per Share	$(0.04)	$0.05
Basic Weighted Average Number of Common Shares Outstanding	12,370,660	12,383,111
Diluted Weighted Average Number of Common Shares Outstanding	12,500,229	12,514,040

The accompanying notes are an integral part of these financial statements.

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TARGETED MEDICAL PHARMA, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

Years ended December 31, 2010 (Restated) and December 31, 2009 (Restated)

	Number of				Accumulated
	Shares of		Additional		Other
	Common		Paid-In	Accumulated	Comprehensive
	Stock	Amount	Capital	Deficit	Income (Loss)	Total

Balance - January 1, 2009 -Restated	12,383,111	$1,238	$3,048,045	$20,666	$-	3,069,949
Stock Option Expense	-	-	26,835	-	-	26,835
Net Income	-	-	-	563,885	-	563,885
Unrealized Gain on Investments	-	-	-	-	(1,980)	(1,980)
Balance - December 31, 2009-Restated	12,383,111	1,238	3,074,880	584,551	(1,980)	3,658,689
Stock Issued for Services	10,000	1	49,999	-	-	50,000
Shares Retired	(13,290)	(1)	1	-	-	(0)
Stock Option Expense	-	-	83,505	-	-	83,505
Net Income	-	-	-	(506,113)	-	(506,113)
Unrealized Gain on Investments	-	-	-	-	5,189	5,189
Balance - December 31, 2010-Restated	12,379,821	$1,238	$3,208,385	$78,438	$3,209	$3,291,270

The accompanying notes are an integral part of these financial statements.

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TARGETED MEDICAL PHARMA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

12 Months ended December 31, 2010 and 2009

	Restated	Restated
	2010	2009
Cash Flows from Operating Activities:
Net Income	(506,113)	563,885
Adjustments:
Depreciation and Amortization	328,257	121,038
Stock Option Compensation	83,505	26,835
Stock Issued for Services	50,000	-
Deferred Income Taxes	(332,404)	355,466
Bad Debts Expense	-	-
Changes:

Inventory	(12,464)	175,032
Accounts Receivable	(110,443)	(129,327)
Loans Receivable - Employees	93,699	(98,021)
Prepaid Expenses	(87,185)	113,588
Deferred Tax Asset	(285,105)	(552,450)
Other Assets		(25,000)
Accounts Payable and Accrued Expenses	1,148,747	(248,604)
Taxes Payable	(76,199)	76,199
Deferred Tax Liability	285,105	511,896
Net Cash Flows from Operating Activities	579,400	890,537

Cash Flows from Investing Activities:
Net Sales or (Purchases) of Investments	302,053	(543,260)
Acquisition of Intangible Assets	(510,188)	(381,747)
Purchases of Property and Equipment	(196,567)	(456,995)
Net Cash Flows from Investing Activities	(404,702)	(1,382,002)

Cash Flows from Financing Activities	-	-
Proceeds from Issuance of Common Stock	-	-

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	-	-
Notes Payable-Related Parties	300,000	-
Due to Related Parties	-	-
Net Cash Flows from Financing Activities	300,000	-

Net Change in Cash and Cash Equivalents	474,698	(491,465)
Cash and Cash Equivalents - Beginning of Year	321,216	812,681
Cash and Cash Equivalents - End of Period	$795,914	$321,216

Supplemental Disclosure of Cash Flow Information
Interest Paid	-	296
Income Taxes Paid (Refunded)	150,000	(393,377)
Non-Cash Investing and Financing Activities
Receipt of Internet Domain in exchange for Accounts Receivable	-	1,301,568

The accompanying notes are an integral part of these financial statements.

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Notes to Consolidated Financial Statements

December 31, 2010 and 2009

Note 1: Business Activity

TARGETED MEDICAL PHARMA, INC. (“Company”), also doing business as Physician Therapeutics (“PTL”), is a specialty pharmaceutical company that develops and commercializes nutrient- and pharmaceutical-based therapeutic systems.  The Company also does business as Laboratory Industry Services (“LIS”), which is a facility for the performance of diagnostic testing.  On July 30, 2007, the Company formed the wholly owned subsidiary, Complete Claims Processing, Inc. ("CCPI"), which provides billing and collection services on behalf of physicians for claims to insurance companies, governmental agencies and other medical payors.

Segment Information :

The Company had revenue outside of the United States of $191,800 for the year ended December 31, 2010 and $211,855 for the year ended December 31, 2009.  The Company’s operations are organized into two reportable segments: TMP and CCPI.

•	TMP : This segment includes PTL and LIS as described above. This segment develops and distributes nutrient based therapeutic products and distributes pharmacy products from other manufacturers through employed sales representatives and distributors. TMP also performs the administrative, regulatory compliance, sales and marketing functions of the corporation, owns the corporation’s intellectual property and is responsible for research and development relating to medical food products and the development of software used for the dispensation and billing of medical foods, generic and branded products. The TMP segment also manages contracts and chargebacks.

•	CCPI : This segment provides point-of-care dispensing solutions and billing and collections services. It is responsible for the research and development of billing software and methodologies and the customization of hardware that supports dispensing, billing and collection operations.

Segment Information for the year ending

December 31, 2010

2010 (Restated)	Total	TMP	CCPI
Gross Sales	$7,622,477	$6,544,311	$1,078,166
Gross Profit	$5,049,985	$5,315,589	$(265,604)
Comprehensive Income	$(500,924)	$(189,850)	$(311,074)
Total Assets	$5,951,609	$6,624,150	$(672,541)
less Eliminations	$-	$(777,416)	$777,416
Net Total Assets	$5,951,609	$5,846,734	$104,875

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Segment Information for the year ending

December 31, 2009

2009 (Restated)	Total	TMP	CCPI
Gross Sales	$7,352,682	$6,647,608	$705,074
Gross Profit	$5,886,414	$5,389,881	$496,533
Comprehensive Income	$561,905	$377,598	$186,287
Total Assets	$4,661,375	$4,312,286	$349,089
less Eliminations	$-	$-	$-
Net Total Assets	$4,661,375	$4,312,286	$349,089

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Note 2: Summary of Significant Accounting Policies

Principles of consolidation : The consolidated financial statements include accounts of TMP and its wholly owned subsidiary, CCPI, collectively referred to as "the Company".  All significant intercompany accounts and transactions have been eliminated in consolidation.  In addition, TMP and CCPI share the common operating facility, certain employees and various costs.  Such expenses are principally paid by TMP.  Due to the nature of the parent and subsidiary relationship, the individual financial position and operating results of TMP and CCPI may be different from those that would have been obtained if they were autonomous.

Accounting estimates : The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents : The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less when purchased to be cash equivalents.  The recorded carrying amounts of the Company’s cash and cash equivalents approximate their fair market value.

Considerations of credit risk : Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.  The Company maintains its cash balances at high credit quality financial institutions.  The balances, at times, may exceed federally insured limits.

Revenue Recognition :

TMP markets medical foods and generic and branded pharmaceuticals through employed sales representatives, independent distributors and pharmacies. Product sales are invoiced upon shipment at Average Wholesale Price (“AWP”), which is a commonly used term in the industry, with varying rapid pay discounts, under four models: Physician Direct Sales, Distributor Direct Sales, Physician Managed and Hybrid.

Revenue Recognition:

Under the following revenue models product sales are invoiced upon shipment:

•	Physician Direct Sales Model (1% of revenue for 12 months ended December 31, 2010): Under this model, a physician purchases products from TMP but does not retain CCPI’s services. TMP invoices the physician upon shipment under terms which allow a significant rapid pay discount off AWP for payment within discount terms in accordance with the product purchase agreement. The physicians dispense the product and perform their own claims processing and collections. TMP recognizes revenue under this model on the date of shipment at the gross invoice amount less the anticipated rapid pay discount offered in the product purchase agreement. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% may be applied to the outstanding balance. The physician is responsible for payment directly to TMP.

•	Distributor Direct Sales Model (53% of revenue for 12 months ended December 31, 2010): Under this model, a distributor purchases products from TMP and sells those products to a physician and the physician does not retain CCPI’s services. TMP invoices distributors upon shipment under terms which include a significant discount off AWP. TMP recognizes revenue under this model on the date of shipment at the nets invoice amount. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% may be applied to the outstanding balance.

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Due to substantial uncertainties as to the timing and collectability of revenues derived from our Physician Managed and Hybrid models described below, which can take in excess of four years to collect, we have determined that these revenues did not meet the criteria for recognition in accordance with ASC 605, Revenue Recognition. These revenues are therefore required to be recorded when collectability is reasonably assured, which the Company has determined is when the payment is received.

•	Physician Managed Model (37% of revenue for 12 months ended December 31, 2010): Under this model, a physician purchases products from TMP and retains CCPI’s services. TMP invoices physician upon shipment to physician under terms which allow a significant rapid pay discount for payment received within terms in accordance with the product purchase agreement which includes a security interest for TMP in the products and receivables generated by the dispensing of the products. The physician also executes a billing and claims processing services agreement with CCPI for billing and collection services relating to our products (discussed below). CCPI submits a claim for reimbursement on behalf of the physician client. The CCPI fee and product invoice amount are deducted from the reimbursement received by CCPI on behalf of the physician client before the reimbursement is forwarded to the physician client. In the event the physician fails to pay the product invoice within the agreed term, we can deduct the payment due from any of the reimbursements received by us on behalf of the physician client as a result of the security interest we obtained in the products we sold to the physician client and the receivables generated by selling the products in accordance with our agreement. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% is applied to the outstanding balance. However, since we are in the early stage of our business, as a courtesy to our physician clients, our general practice has been to extend the rapid pay discount beyond the initial term of the invoice until the invoice is paid and not to apply a late payment fee to the outstanding balance.

•	Hybrid Model (9% of revenue for 12 months ended December 31, 2010): Under this model, a distributor purchase products from TMP and sell those products to a physician and the physician retains CCPI’s services. TMP invoices distributors upon shipment under terms which allow a significant rapid pay discount for payment received within terms in accordance with the product purchase agreements. The physician client of the distributor executes a billing and claims processing services agreement with CCPI for billing and collection services (discussed below). The distributor product invoice and the CCPI fee are deducted from the reimbursement received by CCPI on behalf of the physician client before the reimbursement is forwarded to the distributor for further delivery to their physician clients. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% is applied to the outstanding balance. However, since we are in the early stage of our business, as a courtesy to our physician clients, our general practice has been to extend the rapid pay discount beyond the initial term of the invoice until the invoice is paid and not to apply a late payment fee to the outstanding balance.

In 2010 and 2009, the Company issued billings to Physician Managed and Hybrid model customers aggregating $15.70 million and $5.88 million, respectively, which were not recognized as revenues or accounts receivable in the accompanying consolidated financial statements at the time of such billings. Direct costs associated with these revenues are expensed as incurred. Direct costs associated with these billings aggregating $1,228,722 and $1,049,186 respectively, were expensed in the accompanying consolidated financial statements at the time of such billings. However, in accordance with the revenue recognition policy described above, the Company recognized revenues from certain of these customers when cash was collected aggregating $3,134,775 and $1,129,982 in 2010 and 2009, respectively. As of December 31, 2010 and 2009, the Company had contractual receivables from its Physician Managed and Hybrid model customers totaling $22,937,666 and $11,442,160 respectively, which are not reflected in the accompanying consolidated balance sheet as of such dates and will be recorded as revenue only when payment is made.

10

CCPI receives no revenue in the physician direct or distributor direct models because it does not provide collection and billing services to these customers. In the Physician Managed and Hybrid models, CCPI has a billing and claims processing service agreement with the physician. That agreement includes a service fee defined as a percentage of collections on all claims. Because fees are only earned by CCPI upon collection of the claim and the fee is not determinable until the amount of the collection of the claim is known, CCPI recognizes revenue at the time that collections are received.

No returns of products are allowed except products damaged in shipment, which has been insignificant.

The rapid pay discounts to the AWP offered to the physician or distributor, under the models described above, vary based upon the expected payment term from the physician or distributor. The discounts are derived from the Company’s historical experience of the collection rates from internal sources and updated for facts and circumstances and known trends and conditions in the industry, as appropriate. As described in the models above, we recognize provisions for rapid pay discounts in the same period in which the related revenue is recorded. We believe that our current provisions appropriately reflect our exposure for rapid pay discounts. These rapid pay discounts, have typically ranged from 40% to 88% of Average Wholesale Price and we have monitored our experience ratio periodically over the prior twelve months and have made adjustments as appropriate.

Allowance for doubtful accounts: Under the direct sales to physician and direct sales to distributor models, product is sold under terms that allow substantial discounts (40-88%) for payment within terms. With such substantial discounts, it is rare that an invoice is not paid within terms. We have not experienced any write offs associated with these revenue models.

Under the Company’s physician managed model and hybrid model, CCPI performs billing and collection services on behalf of the physician client and deducts the CCPI fee and product invoice amount from the reimbursement received by CCPI on behalf of the physician client before the reimbursement is forwarded to the physician client . Extended collection periods are typical in the workers compensation industry with payment terms extending from 45 days to in excess of four years. The physician remains personally liable for purchases of product from TMP and, during this long collection cycle, TMP retains a security interest in all products sold to the physician along with the claims receivable that result from sales of the products. CCPI maintains an accounting of all managed accounts receivable on behalf of the physician and regularly reports to the physician. As described above, due to uncertainties as to the timing and collectability of revenues derived from these models, revenue is recorded when payment is received therefore no allowance for doubtful accounts is necessary.

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In addition to the bad debt recognition policy above, it is also TMP’s policy to write down uncollectible loans and trade receivables when the payer is no longer in existence, is in bankruptcy or is otherwise insolvent. In such instances our policy is to reduce accounts receivable by the uncollectible amount and to proportionally reduce the allowance for doubtful accounts.

Inventory valuation : Inventory is valued at the lower of cost (first in, first out) or market and consists primarily of finished goods.

Property and equipment : Property and equipment are stated at cost.  Depreciation is provided for by the straight line method over the estimated useful lives of the related assets.  Computer equipment is amortized over three to five years.  Furniture and fixtures are depreciated over five to seven years.  Leasehold improvements are amortized over the shorter of fifteen years or term of the applicable property lease.  Maintenance and repairs are expensed as incurred; major renewals and betterments that extend the useful lives of property and equipment are capitalized.  When property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.  Amenities are capitalized as leasehold improvements.

Impairment of long-lived assets : The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed.  No asset impairment was recorded at December 31, 2010 or at December 31, 2009.

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Intangible assets : Indefinite lived intangible assets are measured for impairment at least annually, and more often when events indicate that an impairment may exist.  Intangible assets with finite lives, including patents and internally developed software (primarily the Company’s PDRx Software), are stated at cost and are amortized over their useful lives.  Patents are amortized on a straight line basis over their statutory lives, usually fifteen to twenty years.  Internally developed software is amortized over three to five years. Intangible assets with indefinite lives are tested annually for impairment, during the fiscal fourth quarter and between annual periods, if impairment indicators exist, and are written down to fair value as required.

On June 18, 2009, TMP entered into a settlement with one if its distributors on its accounts receivable of $1,301,000.  Pursuant to the agreement, the distributor agreed to: (1) sell all domain names and assets associated with the website, medicalfoods.com to TMP, and (2) surrender to TMP its entire PTL physician client list, except four individual PTL active physician groups, and waive all rights associated with its PTL physical client list. The client list had no value since most of the clients had become PLT clients already.  The value of the domain name was based on the fair value of the asset exchanged.

Fair value of financial instruments : The Company’s financial instruments are accounts receivable and accounts payable.  The recorded values of accounts receivable and accounts payable approximate their values based on their short term nature.

Income taxes : The Company determines its income taxes under the asset and liability method.  Under the asset and liability approach, deferred income tax assets and liabilities are calculated and recorded based upon the future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities.  Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability.  Those not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company recognizes tax liabilities by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized, and also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made.  Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

Stock-Based Compensation : The Company accounts for stock option awards in accordance with ASC 718. Under ASC 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards. Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

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The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC 505-50. Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Income Per Share : The Company utilizes ASC 260, “Earnings per Share”.  Basic income (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding.  Diluted income (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following potential common shares have been excluded from the computation of diluted net income (loss) per share for the periods presented where the effect would have been anti-dilutive:

At December 31,	2010	2009
Options outstanding	197,000	0

Research and development :  Research and development costs are expensed as incurred.  In instances where we enter into agreements with third parties for research and development activities we may prepay fees for services at the initiation of the contract. We record the prepayment as a prepaid asset and amortize the asset into research and development expense over the period of time the contracted research and development services are performed.   Most contract research agreements include a ten year records retention and maintenance requirement. Typically, we expense 50% of the contract amount within the first two years of the contract and 50% over the remainder of the record retention requirements under the contract based on our experience on how long the clinical trial service is provided.

Reclassification

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Note 3: Net Property and Equipment

Net Property and Equipment for the year ending December 31,	2010	2009

Computer Equipment	$547,642	$370,725
Furniture and Fixtures	215,794	204,094
Leasehold Improvements	212,480	204,530
Total, at cost	$975,916	$779,349
Accumulated Depreciation and Amortization	(440,428)	(264,008)
Total Property and Equipment	$535,488	$515,341

Depreciation expense for the years ended December 31, 2010 and 2009 was $176,420 and $91,248, respectively. Depreciation included in Cost of Services for the years ended December 31, 2010 and 2009 was $88,310 and $34,661. No depreciation is recorded in Cost of Product Sales since all production for TMP is outsourced to a third party and stored at an outsourced facility. All TMP depreciation is recorded as part of general and administrative expenses.

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Note 4: Stock Based Compensation

For the years ended December 31, 2010 and 2009, the Company recorded compensation costs for options amounting to $83,505 and $26,835, respectively.  A deduction is not allowed for income tax purposes until nonqualified options are exercised. The amount of this deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise.  Accordingly, there is a deferred tax asset recorded for the tax effect of the financial statement expense recorded. The tax effect of the income tax deduction in excess of the financial statement expense, if any, will be recorded as an increase to additional paid-in capital.  No tax deduction is allowed for incentive stock options (ISO).  Accordingly no deferred tax asset is recorded for GAAP expense related to these options.

Management has valued the options at their date of grant utilizing the Black Scholes option pricing model.   As of the issuance of these financial statements, there was not a public market for the Company shares.  Accordingly, the fair value of the underlying shares was determined based on the historical volatility data of similar companies, considering the industry, products and market capitalization of such other entities.  The risk-free interest rate used in the calculations is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options depending on the date of the grant and expected life of the options.  The expected life of the options used was based on the contractual life of the option granted. Stock-based compensation is a non-cash expense because we settle these obligations by issuing shares of our common stock from our authorized shares instead of settling such obligations with cash payments.

The fair value of options granted in 2010 was determined using the following assumptions:

•	The volatility factor of 27% was based on similar companies;
•	The expected term was 6.5 years based on one-half of the average of the vesting term and the ten year expiration of the option grant;
•	A dividend rate of zero; and
•	The risk free rate was the treasury rate with a maturity of the expected term (3.14%).

The following table summarizes the status of the Company’s aggregate stock options granted:

	Number of Shares Remaining Options	Weighted Average Exercise Price
Outstanding at January 1, 2009	186,000	1.14
Options granted during 2009	0
Options exercised during 2009	0
Options forfeited during 2009	0
Outstanding at December 31, 2009	186,000	1.14
Exercisable at December 31, 2009	186,000	1.14

Outstanding at January 1, 2010	186,000	1.14
Options granted during 2010	197,000	5.00
Options exercised during 2010	0
Options forfeited during 2010	0
Outstanding at December 31, 2010	383,000	3.13
Exercisable at December 31, 2010	243,300	2.06

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There were no options granted during the year ended December 31, 2009.  The total fair value of options that vested during the years ended December 31, 2010 and 2009 was $83,505 and $26,835, respectively.

The following table summarizes the status of the Company’s aggregate non-vested shares granted:

	Number of Non- vested Shares	Weighted Average fair Value at Grant Date

Non-vested at December 31, 2009	0
Non-vested granted – year ended December 31, 2010	197,000	1.58
Vested	57,500	1.58
Non-vested at December 31, 2010	139,500	1.58

As of December 31, 2010, the unrecognized compensation cost related to non-vested share based compensation arrangements granted under the plan was approximately $226,300 which will be recognized over a weighted average 158 days.

Per employment agreements with each of Dr. Shell, Ms. Charuvastra and Mr. Giffoni (TMP Insiders), each dated June 1, 2010 and amended on January 31, 2011, the TMP Insiders are entitled to 500,000 shares of common stock and annual base salary and benefits for the longer of the remaining term of the employment agreement or 30 months in the event the TMP Insider is terminated without cause by us or with cause by the TMP Insider. We would have “cause” to terminate the employment relationship upon (i) a TMP Insider’s conviction of or a plea of nolo contendere for the commission of a felony or (ii) the TMP Insider’s willful failure to substantially perform the TMP Insider’s duties under the employment agreement. A TMP Insider will have “cause” to terminate the employment relationship with us in the event any of the following circumstances are not remedied within 30 days of our receipt of a notice of termination from the TMP Insider: (i) a material change in the TMP Insider’s duties or a material limitation of the TMP Insider’s powers; (ii) a failure to elect the TMP Insider to the management position specified in such TMP Insider’s employment agreement or a reduction of the TMP Insider’s annual base salary; (iii) our failure to continue in effect any benefit plan in effect upon the execution of the initial employment agreement, (iv) a material breach by us of the employment agreement and (v) a change in control (which is defined in the TMP Insiders’ employment agreements).

Note 6: Investments and Fair Value Measurements

Investments :   The Company records its investments in accordance with ASC 320-10 Accounting for Certain Investments in Certain Debt and Equity Securities. As of December 31, 2010 and 2009, the Company has classified its portfolio as available-for-sale securities. These securities are recorded at fair value, based on quoted market prices in an active market, with net unrealized holding gains and losses reported in stockholders’ equity as accumulated other comprehensive income. At December 31, 2010 and 2009 the carrying value of investments approximated fair market value, and are classified as Level 1 Assets as defined by ASC 820-10.

Fair Value Measurements : The Company defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs that may be used to measure fair value, of which the first two are considered observable and the last is considered unobservable:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

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Level 2:  Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table represents our fair value hierarchy for financial assets (cash equivalents and investments) measured at fair value on a recurring basis.  Level 1 available-for-sale investments are primarily comprised of investments in U.S. Treasury securities, valued using market prices in active markets.  All of our investments are priced by quoted prices in active markets for identical assets.

Assets measured at fair value as of December 31, 2010 and December 31, 2009 are summarized as follows:

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	Level 1	Cost	Unrealized
Investments on December 31, 2010	Fair Value	Basis	Gain/(Loss)
Government money market fund	$101,296	$101,296	$-
High yield bond fund	90,290	88,183	$2,107
Exchange traded equity fund	52,830	51,728	$1,102
Total	$244,416	$241,207	$3,209

	Level 1	Cost	Unrealized
Investments on December 31, 2009	Fair Value	Basis	Gain/(Loss)
Treasury bond money market funds	$261,450	$268,076	$(6,626)
Corporate bond money market funds	279,830	275,184	$4,646
Total	$541,280	$543,260	$(1,980)

During the year ended December 31, 2010, the Company recognized a realized loss on the sale of an investment of $3,659. $1,980 of this loss was previously recorded as an unrealized loss in comprehensive income for the year ended December 31, 2009. On December 31, 2010 the Company had unrealized gains  of $3,209. The net change in unrealized gains and (losses) was $5,189 for the year ended December 31, 2010 and ($1,980) for the year ended December 31, 2009.  The cost basis for all investments was the actual amount paid on a specifically identified basis, all investments were highly liquid and all investments were available for sale. The Company had no Level 2 or Level 3 assets in the years ending December 31, 2010 or 2009.

Note 7: Intangible Assets

For the year ending December 31,	2010	2009
Patents	$235,056	$152,010
Internally Developed Software	1,005,145	578,002
Total, at cost	$1,240,201	$730,012
Accumulated Amortization	339,511	187,673
Net Intangible Assets	$900,690	$542,339
Intangible Assets held at cost:
URL medicalfoods.com	1,301,000	1,301,000
Total Intangible Assets	$2,201,690	$1,843,339

Amortization over the next five years is as follows:

2011	$194,132
2012	$160,717
2013	$150,298
2014	$149,158
2015	$54,225

Amortization expense for the years ended December 31, 2010 and 2009 was $151,838 and $29,790, respectively.

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Note 8:  Notes Payable

On December 31, 2010, the Company owed the Targeted Medical Pharma, Inc. Profit Sharing Plan $300,000 on a promissory note dated December 12, 2010 with a maturity of June 12, 2011 and bearing interest at the rate of eight percent per annum.

Note 9: Concentrations

Major Vendor

The Company purchases its medical food manufacturing services from a single source.  The Company is dependent on the ability of this vendor to provide inventory on a timely basis.  The loss of this vendor or a significant reduction in product availability and quality could have a material adverse effect on the Company.  While the Company keeps at least a two months inventory on hand, it could take between two and six months to set up and test a new supplier, leading to up to four months of product backorder.  The Company’s relationship with this vendor is in good standing and the expiration date of the contract is December 31, 2011.

Revenue Concentration

TMP evaluates revenue concentration on a quarterly basis.

Distributors purchase product from TMP and resell those products to dispensing physicians.  Clients are those dispensing physicians to whom TMP sells product directly.  TMP had two physician managed model clients that represented 24.7% and 15.6% of gross sales, respectively for the year ended December 31, 2010.  Loss of these clients could significantly impact the Company’s revenue.

On December 31, 2009, TMP had three distributors that represented 27%, 16% and 11% of gross sales, respectively and no clients that represented more than 10% of gross sales in the year ended December 31, 2009.

Note 10: Lease Commitments

The Company leases its operating facility under a lease agreement expiring February 28, 2012 and several smaller storage spaces on a month-to-month basis.  The Company, as lessee, is required to pay for all insurance, repairs and maintenance and any increases in real property taxes over the lease period on the operating facility.  The Company’s net rent expense for the years ended December 31, 2010 and December 31, 2009 were approximately $175,000 and $136,000.

Minimum annual rentals on the operating facility for the fiscal years ending December 31 are as follows:

2011	150,000
2012	25,000
Total	$175,000

Note 11: Defined Contribution Plans

The Company has a profit sharing plan for the benefit of eligible employees.  The Company makes contributions to the plan out of its net profits in such amounts as the Board of Directors determines.  The contribution each year in no event exceeds the maximum amount allowable under applicable provisions of the Internal Revenue Code.  Contributions of $205,329 were provided by the Company to the plan for the year ended December 31, 2010 and recognized in the same year.  Contributions of $143,880 were provided by the Company to the plan for the year ended December 31, 2009 and recognized in the same year.  TMP also sponsors a 401(k) plan.  The Company does not match employee contributions.

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Note 12: Income Taxes

The Company’s provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before taxes.  The primary difference results from providing for state income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

The components of the income tax provision are as follows:

	Year Ended December 31,
	2010 - Restated	2009 - Restated
Current:
Federal	$-	$6,880
State	-	33,625
Total current	-	40,505
Deferred:
Federal	(258,694)	268,859
State	(73,710)	46,102
Total deferred	(332,404)	314,961
	$(332,404)	$355,466

The reconciliation of income tax attributable to operations computed at the U.S. Federal statutory income tax rate of 35% for 2010 and 34% for 2009 to income tax expense is as follows:

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	Year Ended December 31,
	2010 - Restated	2009 - Restated

Statutory Federal tax rate	-35.0%	34.0%
Increase (decrease) in tax rate resulting from:
U.S. state taxes, net of federal benefit	-5.3%	5.3%
Statutory rate change and other	-0.3%	0.4%
Nondeductible meals & entertainment expense	1.0%	-1.0%
Effective tax rate	-39.6%	38.7%

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Deferred tax components are as follows:

	At December 31,
	2010 - Restated	2009 - Restated
Deferred tax assets:
Accrued liability for vacation	$30,773	$-
Net Operating Loss	716,894	164,920
Stock Compensation Expense	66,826	32,064
Total deferred tax assets	814,493	196,984
Valuation allowance	-	-
Net deferred tax assets (liabilities)	814,493	196,984

Deferred tax liabilities:
Depreciation	(592,531)	(244,041)
481(a) Adjustment - Cash To Accrual	(208,945)	(272,330)
Total deferred tax liabilities	(801,476)	(516,371)

Net deferred tax assets (Liabilities)	$13,017	$(319,387)

The ultimate realization of deferred tax assets is dependent upon the existence, or generation, of taxable income in the periods when those temporary differences and net operating loss carryovers are deductible. Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryover years, projected future taxable income, available tax planning strategies, and other factors in making this assessment.  Based on available evidence, management believes it is more likely than not that all of the deferred tax assets will be realized.  Accordingly, the Company has not established a valuation allowance for the current year.

At December 31, 2010 and 2009, the Company had total domestic Federal and state net operating loss carryovers of approximately $1,759,421 and $414,061, respectively. Federal net operating loss carryovers expire at various dates between 2027 and 2030, while state net operating loss carryovers expire between 2027 and 2030.

Under the Tax Reform Act of 1986, as amended, the amounts of and benefits from net operating loss carryovers and research and development credits may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.  The Company does not believe that such an ownership change has occurred in 2010 or 2009.

The 2007 through 2010 tax years remain open to examination by the Internal Revenue Service and the 2005 to 2010 tax years remain open to the California Franchise Tax Board.  These taxing authorities have the authority to examine those tax years until the applicable statute of limitations expire.

The Company did not recognize any interest or penalties related to income taxes for the years ended December 31, 2010 and 2009.

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The Company is required to change from the cash method of accounting to the full accrual method of accounting for income tax purposes.  Accordingly, a Form 3115 will be filed with the Internal Revenue Service requesting this change.  The Form 3115 has not yet been filed and thus has not yet been accepted by the Internal Revenue Service.  The income tax provision assumes the Form 3115 will be accepted and the tax liability from the beginning of the year change will be paid evenly from 2010 through 2013.

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Note 13:  Recently Issued Accounting Pronouncements

Multiple-Deliverable Revenue Arrangements:   In October 2009, the FASB issued Accounting Standards Update No. 2009-13, Multiple-Deliverable Revenue Arrangements , which amends existing revenue recognition accounting pronouncements that are currently within the scope of FASB Codification Subtopic 605-25 (previously included within EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables, or EITF 00-21). The consensus to EITF Issue No. 08-01, Revenue Arrangements with Multiple Deliverables, or EITF 08-01, provides accounting principles and application guidance on whether multiple deliverables exist, how the arrangement should be separated, and the consideration allocated. This guidance eliminates the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. EITF 00-21 previously required that the fair value of the undelivered item be the price of the item either sold in a separate transaction between unrelated third parties or the price charged for each item when the item is sold separately by the vendor. This was difficult to determine when the product was not individually sold because of its unique features. Under EITF 00-21, if the fair value of all of the elements in the arrangement was not determinable, then revenue was deferred until all of the items were delivered or fair value was determined. This new approach is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company will have to evaluate the impact of this standard on future revenue arrangements that we may enter into.

Compensation – Stock Compensation :  In January 2010, the FASB issued ASU 2010-05, Compensation – Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation . ASU 2010-05 updates existing guidance to address the SEC staff’s views on overcoming the presumption that for certain shareholders escrowed share arrangements represent compensation. ASU 2010-05 is effective January 15, 2010. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operation.

Fair Value Measurements and Disclosures: In January 2010, the FASB issued Accounting Standards Update No. 2010-06, topic 820, Fair Value Measurements and Disclosures , which amends existing fair value disclosure pronouncements. This update provides amendments to Subtopic 820-10 that require new disclosures as follows:

-Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

-Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This update also provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

-Level of disaggregation.  A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities.  A class is often a subset of assets or liabilities within a line item in the statement of financial position.  A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

-Disclosures about inputs and valuation techniques.  A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.  Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This update also includes conforming amendments to the guidance on employers’ disclosures about postretirement benefit plan assets (Subtopic 715-20).  The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance of Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures.

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This update is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

The adoption of this guidance did not have a material impact on the Company’s financial statements.

Other Expenses:   In December 2010, the FASB issued an accounting standard update that provides guidance on the recognition and presentation of the annual fee to be paid by pharmaceutical companies beginning on January 1, 2011 to the U.S. Treasury as a result of U.S. Healthcare Legislation. As a result of adopting this new standard, beginning on January 1, 2011, we will record the annual fee as an operating expense in our consolidated statements of income. The provisions of this standard will not have a significant impact on our consolidated financial statements.

Business Combinations:   In December 2010, the FASB issued Accounting Standards Update No. 2010-29, topic 805, Disclosure of Supplementary Pro Forma Information for Business Combinations , to clarify diversity in practice of applying this topic.  Paragraph 805-10-50-2(h) requires a public entity to disclose pro forma information for business combinations that occurred in the current reporting period.  The disclosures include pro forma revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period.  If comparative financial statements are presented, the pro forma revenue and earnings of the combined entity for the comparable prior reporting period should be reported as though the acquisition date for all business combinations that occurred during the current year had been as of the beginning of the comparable prior annual reporting period.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

Note 14: Subsequent Events

Through the issuance of these financial statements:

Pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”), by and among AFH Acquisition III, Inc. (“AFH”), TMP Merger Sub, Inc. (“TMP Merger Sub”), AFH Merger Sub, Inc. (“AFH Merger Sub”), AFH Holding and Advisory, LLC (“AFH Advisory”), Targeted Medical Pharma, Inc. (“Old TMP”), William E. Shell, MD, Elizabeth Charuvastra and Kim Giffoni, on January 31, 2010, TMP Merger Sub merged (the “TMP Merger”) with and into Old TMP with Old TMP continuing as the surviving entity .. Immediately after the TMP Merger, AFH merged (the “AFH Merger” and, together with the TMP Merger, the “Reorganization”) with and into AFH Merger Sub with AFH continuing as the surviving entity (the surviving entity of the AFH Merger, the “Subsidiary”). As a result of the Reorganization, the Subsidiary is the Company’s wholly-owned subsidiary.

Upon consummation of the TMP Merger, (i) each outstanding share of Old TMP common stock was exchanged for approximately 1.48 shares of AFH common stock and (ii) each outstanding TMP option, which was exercisable for one share of Old TMP common stock, was exchanged for an option exercisable for 1.48 shares of AFH common stock. Upon consummation of the AFH Merger, which occurred immediately upon consummation of the TMP Merger, each outstanding share of AFH common stock and each outstanding option to purchase AFH common stock were exchanged for one share of the Company’s common stock and one option to purchase one share of the Company’s common stock. As a result of the Reorganization, holders of Old TMP common stock and options received 18,308,576 of the Company’s shares of common stock and options to purchase 566,424 of the Company’s shares, or 83.89% of the Company’s issued and outstanding common stock on a fully diluted basis. Former shareholders of AFH Advisory received 3,625,000 of the Company’s shares of common stock. The exchange of shares between TMP and AFH will be accounted for as a recapitalization of the companies. Pursuant to the accounting for a recapitalization, the historical carrying value of the assets and liabilities of TMP carried over to the surviving company.

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Pursuant to the Merger Agreement, the TMP Insiders agreed that up to 1,906,768 of the Company’s shares of common stock they hold in the aggregate would be subject to forfeiture and cancellation to the extent that the Company fails to achieve $22,000,000 in Adjusted EBITDA (the “Make Good Target”) for the fiscal year ended December 31, 2011. For purposes of the Merger Agreement, “Adjusted EBITDA” means the Company’s consolidated net earnings before interest expense, income taxes, depreciation, amortization and non-recurring expenses (as defined below) for the applicable period and as calculated on a consistent basis. Net earnings excludes, among other things, expenses incurred in connection with the Company’s public offering of its common stock (including the preparation of the registration statement) and the preparation of the Current Report on Form 8-K related to the Reorganization. The Reorganization resulted in a change in control of the Company from Mr. Amir F. Heshmatpour to the former stockholders of Old TMP. In connection with the change in control, William E. Shell, MD, Kim Giffoni, Maurice J. DeWald, Donald J. Webster, Arthur R. Nemiroff and John H. Bluher were appointed to the Company’s Board of Directors. Dr. Shell was appointed the Company’s Chief Executive Officer and Chief Scientific Officer, Ms. Charuvastra was appointed as the Company’s Chairman and Vice President of Regulatory Affairs, Mr. Giffoni was appointed as the Company’s Executive Vice President of Foreign Sales and Investor Relations, Mr. Steve B. Warnecke was appointed as the Company’s Chief Financial Officer and Mr. Amir Blachman was appointed as the Company’s Vice President of Strategy and Operations. Mr. Heshmatpour, an officer and director of AFH prior to the consummation of the Merger Agreement, resigned from these positions at the time the transaction was consummated. Ms. Charuvastra was elected to AFH’s Board of Directors on December 9, 2010. Following the Reorganization, she continued as one of the Company’s directors.

On January 31, 2011, the Company entered into an employment agreement with Steve B. Warnecke pursuant to which Mr. Warnecke will serve as our Chief Financial Officer. The agreement shall continue through December 31, 2013 and provides that Mr. Warnecke will receive an annual base salary of $200,000, a quarterly cash bonus of $20,000 upon the completion of quarterly financial statements and the related public filings and an annual cash bonus of $5,000 upon the completion of our audited financial statements. The Company granted to Mr. Warnecke ten-year options to purchase 500,000 shares of common stock at an exercise price of $2.55 per share,166,667 options vested immediately and, beginning on January 31, 2012, 13,889 options will vest on the last day of each month. Mr. Warnecke resigned as Chief Financial Officer on May 23, 2011.

On February 11, 2011, the Company granted ten-year options to purchase 50,000 shares of common stock at $2.55 per share to each of its four independent directors.  The options vest in 12,500 share increments on March 31, June 30, September 30 and December 31, 2011.

On February 11, 2011, the Company awarded a restricted stock grant of 4,000 shares of common stock at to each of its four independent directors.

Since April 15, 2011 the EC and WS Family Trust has made loans to the Company in the aggregate amount of $4,687,000. In connection with such all but $550,000 of these loans, the Company issued to the EC and WS Family Trust five-year warrants to purchase 2,428,965 shares of the Company’s common stock at an exercise prices ranging from $1.00 to $3.38 per share.

On October 17, 2011, the Company, AFH Holding and Advisory, LLC, William E. Shell, MD, the Estate of Elizabeth Charuvastra and Kim Giffoni entered into Amendment No. 1 (the “Amendment”) to the Merger Agreement.  Pursuant to the Amendment, the “Make Good Period” was changed from the fiscal year ended December 31, 2011 to the twelve months following the consummation of a financing resulting in gross proceeds of $20 million to the Company.

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Since April 15, 2011 the Company has granted 992,891 options to purchase shares of common stock as follows:

•	400,000 options to David Silver, M.D. in connection with his appointment as Executive Vice President on November 28, 2011 and 100,000 options on June 22, 2012
•	250,000 options to Ronald W. Rudolph in connection with his appointment as Executive Vice President and Chief Financial Officer on December 19, 2011 and 100,000 options on June 22, 2012
•	100,000 options to William E. Shell, M.D. on June 22, 2012
•	42,891 options to four consultants between July 2011 and May 2012

All of the options and restricted stock grants awarded or granted since January 31, 2011 are post-merger and not impacted by the conversion factor of 1.48 per pre-merger shares.

On December 21, 2011, the Committee approved the entry into an employment agreement (the “Silver Employment Agreement”) with David Silver, MD, a director of the Company, pursuant to which Dr. Silver will serve as Executive Vice President of Medical and Scientific Affairs of the Company for a term (the “Silver Term”) that commenced on November 28, 2011 (the “Silver Effective Date”) and which will terminate on December 31, 2014.

Pursuant to the Silver Employment Agreement, Dr. Silver is entitled to receive a base salary (the “Silver Base Salary”) of $425,000 per year and a non-recoverable Base Commission of $175,000 per year (the “Silver Base Commission”). Effective January 1, 2013 and for each calendar year of the Silver Term thereafter, the Silver Base Salary shall be increased by the greater of (i) 3% or such greater percentage as determined by the Board of Directors and (ii) an annual inflation adjustment equivalent to the inflation adjustment applied to the base salary of the Chief Executive Officer. Dr. Silver is also eligible to earn a cash or equity bonus (the “Silver Bonus”) for each calendar year of his employment during which he is employed for at least three months, which Silver Bonus shall be determined in the sole discretion of the Board of Directors or a designated committee thereof. Dr. Silver shall also receive a monthly car allowance of $500 and be entitled to participate in benefit plans available to all employees of the Company.

In addition to the Silver Base Salary and the Silver Base Commission, Dr. Silver shall also be entitled to an earned commission (the “Silver Earned Commission” and, together with the Silver Base Commission, the “Silver Commissions”) calculated as a percentage of the gross collectable revenue as specified in the table below from certain projects specified in the Silver Employment Agreement and presented by Dr. Silver prior to or during the Silver Term:

Gross Collectable Revenue	Percentage
$2,500,001 to $5,000,000	7%
$5,000,000 to $10,000,000	6%
$10,000,001 to $15,000,000	5%
$15,000,001 to $20,000,000	4%
$20,000,000 and above	3%

In connection with the execution of the Silver Employment Agreement, Dr. Silver was granted ten–year options to purchase 400,000 shares of common stock (the “Silver Options”) with an exercise price equal to fair market value per share (as determined in accordance with Section 409A of the Internal Revenue Code). The Silver Options will vest as to 50% of the grant on the Effective Date and will vest as to the remaining 50% on the one-year anniversary of the Effective Date.

On December 21, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Targeted Medical Pharma, Inc. approved the entry into an employment agreement (the “Rudolph Employment Agreement”) with Ronald Rudolph pursuant to which Mr. Rudolph will serve as Executive Vice President of Finance and Chief Financial Officer of the Company for a term (the “Rudolph Term”) that commenced on December 19, 2011 (the “Rudolph Effective Date”) and which will terminate on December 31, 2012. The Term of the Rudolph Employment Agreement will be extended for successive one-year periods (each a “Renewal Term”) unless either party delivers written notice of non-renewal 60 days in advance of the end of the current term. In connection with the execution of the Rudolph Employment Agreement, Mr. Rudolph was granted ten–year options to purchase 250,000 shares of common stock (the “Rudolph Options”) with an exercise price equal to fair market value per share (as determined in accordance with Section 409A of the Internal Revenue Code). The Rudolph Options will vest as to 50% of the grant on the Effective Date and will vest as to the remaining 50% on the one-year anniversary of the Effective Date.

Our former Chairman Elizabeth Charuvastra passed away on September 26, 2011. Our independent director Maurice J. DeWald was appointed as Chairman to succeed Ms. Charuvastra in November 2011.

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Note 15: Restatement

The Company restated its previously issued consolidated financial statements to correct its error in the application of an accounting principal concerning revenue recognition. Due to substantial uncertainties as to the amount of and timing and collectability of revenues derived from our Physician Managed Model (PMM) and Hybrid Model, which can take in excess of four years to collect, it was determined that these revenues did not meet the criteria for recognition in accordance with ASC605, Revenue Recognition. These revenues are required to be recorded when collectability is reasonably assured, which in the case of this business model, is when the payment is received and any applicable rapid pay discount offered in the product purchase agreement is applied to the original gross invoice. We have restated revenues for the years ended December 31, 2010 and 2009 on this basis. The effect of the restatement on results of operations and financial position as of and for the 12 months ended December 31, 2010 were as follows:

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Years ended December 31,	2010		2010		2010
	As
	Originally	Restatement	As	Restatement	As
	Reported	Adjustments	Restated	Adjustments	Restated
	in 8-K/A	in 10-K	in 10-K	in 8-K/A	in 8-K/A
	April 15, 2011	April 16, 2012	April 16, 2012	June 29, 2012	June 29, 2012

Accounts Receivable	$23,393,124	$(22,937,666)	$455,458	$-	$455,458	1
Allowance for Doubtful Accounts	(521,016)	521,016	-	-	-	1
Prepaid Expenses- Short Term	113,691	167,298	280,989	-	280,989	2
Deferred Tax Asset - Short Term	309,892	(279,119)	30,773	-	30,773	2
Total Current Assets	22,218,683	(20,016,045)	2,202,638		2,202,638
Long-term accounts receivable	2,512,426	(2,512,426)	-	-	-	1
Deferred Tax Asset - Long Term	309,892	386,439	696,331	87,389	783,720	2
Taxes Payable	5,054,635	(5,054,635)	-	-	-	2
Deferred Tax Liability - Current	1,287,776	(1,116,199)	171,577	(101,929)	69,648	2
Total Current Liabilities	8,201,225	(6,338,132)	1,863,093	65,417	1,928,551
Deferred Income Taxes	2,595,975	(1,660,288)	935,687	(203,859)	731,828	2
Total Liabilities	10,797,200	(7,998,420)	2,798,780	(138,442)	2,660,339
Retained Earnings	13,686,328	(14,001,018)	(314,690)	393,128	78,438
Total Liabilities and Shareholder Equity	27,696,360	(23,999,438)	5,864,220	87,389	5,951,609
Product Sales	18,037,273	(11,492,962)	6,544,311	-	6,544,311	3
Total Operating Expenses	6,859,958	(234,047)	6,625,911	-	6,625,911	4
Income Taxes	5,186,252	(5,186,252)	-	-	-	5
Deferred Income Tax (Benefit)	(894,221)	(3,193,699)	(4,087,920)	3,755,516	(332,404	) 5
Net Income (Loss)	$5,813,450	$(2,564,047)	$3,249,403	$(3,755,516)	$(506,113)

Basic Net Income (Loss) per Share	$0.32	$(0.14)	$0.18	$(0.22)	$(0.04)
Diluted Net Income (Loss) per Share	$0.31	$(0.14)	$0.18	$(0.22)	$(0.04)

Basis Weighted Average Number of of Common Shares Outstanding	18,301,485	-	18,301,485	(5,930,825)	12,370,660	6
Diluted Weighted Average Number of of Common Shares Outstanding	18,493,173	-	18,493,173	(5,992,944)	12,500,229	6

1) Restatement of Accounts Receivable resulting from unrecognized revenues

2) Restatement of Income Taxes to reflect the affect of the change in revenues

3) Restatement of Product revenue as described above

4) Restatement of Operating Expenses to eliminate bad debts associated with unrecognized revenues

5) Restatement of Income Taxes to reflect the affect of the change in revenues

6) Restatement of Share Counts to reflect the number of shares outstanding and diluted prior to the January 2011 reorganization

29

Years ended December 31,	2009		2009
	As
	Originally	Restatement	As
	Reported	Adjustments	Restated
	in 8-K/A	in 8-K/A	in 8-K/A
	April 15, 2011	June 29, 2012	June 29, 2012

Accounts Receivable	$11,078,191	$(10,733,176)	$345,015	1
Allowance for Doubtful Accounts	(521,016)	521,016	-	1
Prepaid Expenses- Short Term	309,563	-	309,563	2
Deferred Tax Asset - Short Term	274,401	(274,401)	-	2
Total Current Assets	12,479,658	(10,486,261)	1,993,397
Long-term accounts receivable	1,230,000	(1,230,000)	-	1
Deferred Tax Asset - Long Term	274,101	(77,117)	196,984
Taxes Payable	76,199	-	76,199	2
Deferred Tax Liability - Current	-	-	-	2
Total Current Liabilities	486,246	69	486,315
Deferred Income Taxes	4,742,202	(4,225,831)	516,371	2
Total Liabilities	5,228,447	(4,225,761)	1,002,686
Retained Earnings	7,878,067	(7,293,516)	(584,551)
Total Liabilities and Shareholder Equity	16,180,652	(11,519,277)	4,661,375
Product Sales	11,494,141	(4,846,533)	6,647,608	3
Total Operating Expenses	4,974,243	-	4,974,243	4
Income Taxes	40,505	-	40,505	5
Deferred Income Tax (Benefit)	1,742,500	(1,427,539)	314,961	5
Net Income (Loss)	$3,982,879	$(3,418,994)	$563,885
Basic Net Income (Loss) per Share	$0.22	$(0.17)	$0.05
Diluted Net Income (Loss) per Share	$0.21	$(0.17)	$0.05

Basis Weighted Average Number of of Common Shares Outstanding	18,313,455	(5,930,344)	12,383,111	6
Diluted Weighted Average Number of of Common Shares Outstanding	18,588,532	(6,074,492)	12,514,040	6

1) Restatement of Accounts Receivable resulting from unrecognized revenues

2) Restatement of Income Taxes to reflect the affect of the change in revenues

3) Restatement of Product revenue as described above

4) Restatement of Operating Expenses to eliminate bad debts associated with unrecognized revenues

5) Restatement of Income Taxes to reflect the affect of the change in revenues

6) Restatement of Share Counts to reflect the number of shares outstanding and diluted prior to the January 2011 reorganization

30

INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On January 31, 2011, the Registrant consummated the acquisition (the “Acquisition”) of all of the shares (the “Shares”) of Targeted Medical Pharma, Inc. (“Targeted Medical Pharma”) from its shareholders under the Agreement and Plan of Merger dated January 31, 2010 among the Registrant, AFH Merger Sub, Inc. a wholly owned subsidiary of the Company, AFH Holding and Advisory, LLC and Targeted Medical Pharma, Inc. Each share of Targeted Medical Pharma’s stock was exchanged for 1.48 shares for the Registrants stock.

As a result of the merger, security holders of Targeted Medical Pharma received an aggregate 18,308,576 of the Registrant’s common stock. At the same time, the Registrant issued 3,750,000 shares of its common stock to the existing shareholders of AFH Merger Sub.

The unaudited pro forma consolidated balance sheet of the Registrant as of December 31, 2010 and 2009 and is presented as if the acquisition occurred as of date of the Balance Sheet. The unaudited pro forma consolidated statement of income of the Registrant for the years ended December 31, 2010 and 2009 give effect to the acquisition and certain adjustments that are directly attributable to the acquisition as if the transactions occurred as of the earliest date of the period presented.

The unaudited pro forma consolidated statement of income of the Registrant for the year ended October 31, 2010 and 2009 give effect to the acquisition and certain adjustments that are directly attributable to the acquisition as if the transactions occurred as of the earliest date of the period presented.

In the opinion of the Registrant and the management of Targeted Medical Pharma, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made.  These pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Acquisition actually been consummated as of the dates indicated or of the results that may be obtained in the future.

These pro forma consolidated financial statements and notes thereto should be read in conjunction with the Registrant’s financial statements and the notes thereto as of and for the years ended December 31, 2010 and 2009.

(A)  BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements have been prepared to reflect stock recapitalization of the Registrant and Targeted Medical Pharma.  These unaudited pro forma consolidated financial statements are based on the historical financial statements of the Registrant and Targeted Medical Pharma.  The historical financial statements of the Registrant and Targeted Medical Pharma have been prepared in conformity with the accounting principles generally accepted in the United States of America (U.S. GAAP).

31

		Targeted	Pro Forma		Pro Forma
	AFH Acquisition,	Medical	Adjustments		Consolidated
	III Inc.	Pharma, Inc.	As of Closing		As of Closing
	10/31/2010	12/31/2010	Date		Date
			(Unaudited)		(Unaudited)

ASSETS

Current Assets
Cash	$3,085	$795,914	$(3,085	) A	$795,914
Investments	-	244,416			244,416
Accounts Receivable, Net	-	455,458			455,458
Inventories	-	365,350			365,350
Loans Receivable - Employees	-	29,738			29,738
Due From Parent	37,239	-	(37,239	) A	-
Prepaid Expense - Short Term	-	280,989			280,989
Deferred Tax Asset - Short Term	-	30,773			30,773
Total Current Assets	40,324	2,202,638	(40,324)		2,202,638

Property, Plant, and Equipment, Net	-	535,488	-		535,488

Other Assets
Deferred Tax Asset, Long Term	-	783,720	-		783,720
Intangibles, Net	-	2,201,690	-		2,201,690
Prepaid Expenses, Long Term	-	202,073	-		202,073
Other Assets	-	26,000	-		26,000
Total Other Assets	-	3,213,483	-		3,213,483

TOTAL ASSETS	$40,324	$5,951,609	$(40,324)		$5,951,609

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accrued Liabilities	$3,957	$1,558,863	$(3,957	) A
			500,000	D
			400,000	E
					2,458,843

Funds Held in Escrow	53,000	-	(53,000	) A	-
Note Payable	-	300,000	-		300,000
Taxes Payable	-	-	-		-
Deferred Tax Liability, Current	-	69,648	-		69,648
Total Current Liabilities	56,957	1,928,511	843,043		2,828,511

Long-Term Liabilities
Deferred Income Taxes	-	731,828	-		731,828

Total Long-Term Liabilities	-	731,828	-		731,828

Total Liabilities	56,957	2,660,339	843,043		3,560,339

Shareholders' Equity
Preferred Stock	-	-			-
Common Stock
AFH Acquisition III	5,000	-	18,328	B
			(1,375	) G
			(20	) F	21,933

Targeted Medical Pharma, Inc.	-	1,238	(1,238	) B	-

Additional Paid in Capital	20,000	3,208,385	(17,090	) B
			(500,000	) D
			(41,633	) B
			1,375	G
			20	F	2,671,057
Equity (deficit) Accumulated During Development Stage	(41,633)	78,438	41,633	B
			(3,085	) A
			(37,239	) A
			3,957	A
			53,000	A
			(400,000	) E	(304,909)
Accumulated Other Comprehensive Income	-	3,209			3,209

Total Shareholders' Equity (Deficit)	(16,633)	3,291,270	(883,367)		2,391,270

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$40,324	$5,951,609	$(40,324)		$5,951,609

32

Notes to Pro forma Adjustments

A	Adjustment to give effect to the distribution of assets and liabilities of AFH Acquisition III, Inc. prior to the merger.

B	Adjustment to give effect to the exchange ratio of 1 share of Targeted Medical Pharma, Inc. for 1.48 shares of Targeted Medical Holdings, Inc. resulting in an additional issuance of 18,308,576 shares

D	Adjustment to give effect to the cost of the acquisition of AFH Acquisition III, Inc. shell entity.

E	Adjustment to give effect to expenses expected to be incurred in connection with the merger transaction and reimbursed to AFH Holding & Advisory, LLC.

F	Adjustment to give effect to the cancellation of 19,668 shares of AFH Acquisition III, Inc.

G	Adjustment to give effect to the cancellation of 1,375,000 shares of AFH Acquisition III, Inc.

Reconciliation of Common Stock Outstanding

Shares Outstanding October 31, 2010 - Pre Merger	5,000,000

Cancellation of AFH Acquisition III, Inc. shares per merger agreement	(1,375,000)

Cancellation of Targeted Medical Pharma, Inc. shares per merger agreement	(19,668)

Shares Issued to existing stock holders in connection with share exchange	18,328,244

Shares Outstanding October 31, 2010 - Post Merger	21,933,576

33

	AFH Acquisition, III Inc.	Targeted Medical	Pro Forma		Pro Forma
	for the year ended	Pharma, Inc.	Adjustments		Consolidated
	10/31/2010	12/31/2010
			(Unaudited)		(Unaudited)
Revenue
Product Sales	-	6,544,311	-		6,544,311
Service Reveneu	-	1,078,166	-		1,078,166
		7,622,477	-		7,622,477

Costs of Product Sold	-	(1,228,722)	-		(1,228,722)
Costs of Service Sold	-	(1,343,770)	-		(1,343,770)
		(2,572,492)	-		(2,572,492)

Gross Profit	-	5,049,985	-		5,049,985
Research and Development	-	(320,106)	-		(320,106)
Selling, General and Administrative Expense	(3,847)	(6,305,805)	3,847	A	(6,305,805)
Total Expenses	(3,847)	(6,625,911)	3,847		(6,625,911)

Investment Income	-	3,970	-		3,970
Grant Income	-	733,439	-		733,439
Deferred Income (Tax) Benefit	-	332,404	-		332,404
Income Tax Expense	(125)	-	125	A	-

Net Income (Loss)	(3,972)	(506,113)	3,972		(506,113)

Unrealized Gain on Marketable Securities	-	1,530	-		1,530
Reclassification for Losses Included in Net Income	-	3,659	-		3,659
Comprehensive Income (Loss)	(3,972)	(500,924)	3,972		(500,924)

Basic Earning per share	$(0.00)	$(0.04)			$(0.02)
Dilulted Earning per share	$(0.00)	$(0.04)			$(0.02)

Basic Weighted shares Outstanding	5,000,000	12,370,660			21,933,576
Dilulted Weighted shares Outstanding	5,000,000	12,500,229			22,208,576

In connection with the merger transaction on January 31, 2011, The Company has incurred expenses in the amount of approximately $400,000. These expenses are for merger transaction costs that have been initially advanced by AFH Holding & Advisory and will be reimbursed by the Company to AFH Holding & Advisory (also see Footnote E to the Pro forma Balance Sheet).  These expenses are a one time, non-recurring amount and accordingly are not included as a pro forma adjustment in the accompanying pro forma financial statements.

34

		Targeted	Pro Forma		Pro Forma
	AFH Acquisition,	Medical	Adjustments		Consolidated
	III Inc.	Pharma, Inc.	As of Closing		As of Closing
	10/31/2009	12/31/2009	Date		Date
			(Unaudited)		(Unaudited)

ASSETS

Current Assets
Cash	$-	$321,216	$-		$321,216
Investments	-	541,280	-		541,280
Inventories	-	352,886	-		352,886
Accounts Receivable	-	345,015	-		345,015
Loans Receivable - Employees	-	123,437	-		123,437
Prepaid Expense	-	309,563	-		309,563
Deferred Tax Asset	-	-	-		-
Total Current Assets	-	1,993,397	-		1,993,397

Property, Plant, and Equipment, Net	-	515,341	-		515,341

Other Assets
Deferred Tax Asset-Long Term		196,984			196,984
Intangibles, Net	-	1,843,339	-		1,843,339
Prepaid Expenses, Long Term	-	86,314	-		86,314
Other Assets	-	26,000	-		26,000
Total Other Assets	-	2,152,637	-		2,152,637

TOTAL ASSETS	$-	$4,661,375	$-		$4,661,375

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accrued Liabilities	$6,080	$410,116	$(6,080	) A
			500,000	D
			400,000	E
					1,310,096

Due to Parent	6,581	-	(6,581	) A	-
Taxes Payable	-	76,199	-		76,199
Total Current Liabilities	12,661	486,315	887,339		1,386,315

Long-Term Liabilities
Deferred Income Taxes	-	516,371	-		516,371

Total Long-Term Liabilities	-	516,371	-		516,371

Total Liabilities	12,661	1,002,686	887,339		1,902,686

Shareholders' Equity
Preferred Stock	-	-	-		-
Common Stock
AFH Acquisition III	5,000	-	18,328	B
			(1,375	) G
			(20	) F
					21,933

Targeted Medical Pharma, Inc.	-	1,238	(1,238	) B	-

Additional Paid in Capital	20,000	3,074,880	(17,090	) B
			(500,000	) D
			(37,661	) B
			1,375	G
			20	F
					2,541,524

Equity (deficit) Accumulated During Development Stage	(37,661)	584,551	37,661	B
			6,080	A
			6,581	A
			(400,000	) E
					197,232
Accumulated Other Comprehensive Income	-	(1,980)	-		(1,980)
Total Shareholders' Equity (Deficit)	(12,661)	3,658,689	(887,339)		2,758,689

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$-	$4,661,375	$-		$4,661,375

35

Notes to Pro forma Adjustments

A	Adjustment to give effect to the distribution of assets and liabilities of AFH Acquisition III, Inc. prior to the merger.

B	Adjustment to give effect to the exchange ratio of 1 share of Targeted Medical Pharma, Inc. for 1.48 shares of Targeted Medical Holdings, Inc. resulting in an additional issuance of 18,308,576 shares

D	Adjustment to give effect to the cost of the acquisition of AFH Acquisition III, Inc. shell entity.

E	Adjustment to give effect to expenses expected to be incurred in connection with the merger transaction and reimbursed to AFH Holding & Advisory, LLC.

F	Adjustment to give effect to the cancellation of 19,668 shares of AFH Acquisition III, Inc.

G	Adjustment to give effect to the cancellation of 1,375,000 shares of AFH Acquisition III, Inc.

Reconciliation of Common Stock Outstanding

Shares Outstanding October 31, 2010 - Pre Merger	5,000,000

Cancellation of AFH Acquisition III, Inc. shares per merger agreement	(1,375,000)

Cancellation of Targeted Medical Pharma, Inc. shares per merger agreement	(19,668)

Shares Issued to existing stock holders in connection with share exchange	18,328,244

Shares Outstanding October 31, 2010 - Post Merger	21,933,576

36

	AFH Acquisition, III Inc.	Targeted Medical	Pro Forma		Pro Forma
	for the year ended	Pharma, Inc.	Adjustments		Consolidated
	10/31/2009	12/31/2009
			(Unaudited)		(Unaudited)

Revenue, Net of Returns	-	7,352,682	-		7,352,682
Costs of Products Sold		(1,257,727)			(1,257,727)
Costs of Services Sold	-	(208,541)	-		(208,541)
Gross Profit	-	5,886,414	-		5,886,414
Research and Development	-	(21,599)	-		(21,599)
Selling, General and Administrative Expense	(7,828)	(4,952,644)	7,828	A	(4,952,644)
Total Expenses	(7,828)	(4,974,243)	7,828		(4,974,243)

Investment Income	-	7,180	-		7,180
Grant Income	-	-	-		-
Deferred Income Tax (Benefit)	-	(314,961)	-		(314,961)
Income Tax Expense	(75)	(40,505)	75	A	(40,505)

Net Income (Loss)	(7,903)	563,885	7,903		563,885

Unrealized Gain on Marketable Securities	-	(1,980)	-		-
Reclassification for Losses Included in Net Income			-		-
Comprehensive Income (Loss)	(7,903)	561,905	7,903		563,885

Basic Earning per share	$(0.00)	$0.05			$0.03
Dilulted Earning per share	$(0.00)	$0.05			$0.03

Basic Weighted shares Outstanding	5,000,000	12,383,111			21,933,576
Dilulted Weighted shares Outstanding	5,000,000	12,514,040			22,208,576

Supplemental Footnote Disclosure to Pro forma Statements of Operations

In connection with the merger transaction on January 31, 2011, The Company has incurred expenses in the amount of approximately $400,000. These expenses are for merger transaction costs that have been initially advanced by AFH Holding & Advisory and will be reimbursed by the Company to AFH Holding & Advisory (also see Footnote E to the Pro forma Balance Sheet).  These expenses are a one time, non-recurring amount and accordingly are not included as a pro forma adjustment in the accompanying pro forma financial statements.

37